27 April 2018

FORWARD PURCHASE AGREEMENT

This Forward Purchase Agreement (this “Agreement”) is entered into as of 27 April, 2018, (the “Effective Date”) between National Energy Services Reunited Corp., a company formed in the British Virgin Islands (the “Company”), and MEA Energy Investment Company 2 Ltd., a Cayman Islands company (“MEA”).

Recitals

WHEREAS, the Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination as described in the Company’s Form S-1 Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), initially filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2017 (the offering of securities as described therein, the “IPO”);

WHEREAS, the Company completed its IPO in May 2017, issuing of 22,921,700 units (the “Public Units”) at a price to the public of $10.00 per Public Unit, each Public Unit comprised of one of the Company’s ordinary shares (the “Company Shares”) and one redeemable warrant, where each redeemable warrant is exercisable to purchase one-half of one Company Share at an exercise price of $5.75 per half share (the “Warrants”);

WHEREAS, the Company has entered into (i) that certain Stock Purchase Agreement, dated as of November 12, 2017 (the “NPS Agreement”), by and among the Company, Hana Investments Co. WLL, NPS Holdings Limited (“NPS”) and the Selling Stockholders listed on the signature pages thereto, pursuant to which, following the completion of the transactions therein contemplated, NPS will become a wholly owned subsidiary of the Company (the “NPS Combination”) and (ii) (a) that certain Agreement for the Sale and Purchase of Shares in Gulf Energy S.A.O.C. (“GES”), dated November 12, 2017 (the “GES Purchase Agreement”), by and between Mubadarah Investments LLC, Hilal Al Busaidy, Yasser Said Al Barami and the Company, pursuant to which the Company will acquire 61% of the shares of GES, (b) that certain Contribution Agreement, dated November 12, 2017 (the “GES Contribution Agreement”), by and between SV3 Holdings PTE Ltd. and the Company, pursuant to which the Company will acquire 27.3% of the shares of GES, and (c) that certain Shares Exchange Agreement, dated November 12, 2017 (the “GES Shares Exchange Agreement” and, collectively with the GES Purchase Agreement and the GES Contribution Agreement, the “GES Agreements”), between NESR Holdings and the Company, pursuant to which the Company will acquire 11.7% of the share of GES, and following the completion of the transactions contemplated in the GES Agreements, GES will become a wholly owned subsidiary of the Company (the “GES Combination” and, collectively with the NPS Combination, the “Business Combination”);

WHEREAS, MEA, including one or more affiliates of MEA and entities designated by MEA, including controlled co-investment vehicles of MEA (collectively, the “Investor”), wishes to acquire Company Shares;

WHEREAS, the Investor has agreed to acquire $70,000,000 of Company Shares (the “Primary Placement”) and, subject to certain conditions, to make available to the Company an additional $80,000,000 in funds (the “Secondary Placement”), which the Company may accept in its discretion in exchange for Company Shares (“Placement Shares”); and

WHEREAS, Company Shares issued pursuant to the IPO may be redeemed (“Redeemed Shares”) during the period subsequent to the vote by the Company shareholders to approve the Business Combination (the “Shareholder Vote”) through the completion of the Business Combination (the “Business Combination Closing” and the date of the Business Combination Closing, the “Business Combination Closing Date”).

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

I.	Sale and Purchase.

(a) Primary Placement. Subject to the terms set forth in this Agreement, on the Share Closing Date with respect to the Primary Placement as set forth in section (I)(c) below, the Investor shall transfer $70,000,000 in immediately available funds to the account designated by the Company, and the Company shall transfer 7,000,000 Company Shares, free and clear of encumbrances other than those set forth in this Agreement together with all legal and beneficial rights accruing to them on the date of transfer. The Company shall deliver the shares in book entry form, with duly endorsed stock certificates, registered in the name(s) designated by the Investor or its nominee(s) in accordance with its delivery instructions or to a custodian(s) designated by the Investor, as applicable. The Company may apply up to $70,000,000 of the Primary Placement towards replenishing any reduction in funds resulting from the redemption of any Company Shares following the Shareholder Vote.

(b) Secondary Placement. Subject to the terms and conditions contained in this Agreement, the Investor grants to the Company the right to sell, and commits to purchase from the Company, on one or more Share Closing Dates as set forth in section (I)(c) below, one or both, in the Company’s discretion, of the following tranches:

(i) 2,668,090 Company Shares at $11.244 per Company Share for a total price of $30,000,000 in a single installment; and

(ii) up to 4,446,816 Company Shares at $11.244 per Company Share for a total price of up to $50,000,000, which may be sold by the Company to the Investor in minimum installments of at least $12,500,000. For the avoidance of doubt the Company may exercise its right to sell part or all the Company Shares under this tranche of 4,446,816 Company Shares.

The Investor shall transfer the payment for Company Shares sold pursuant to clauses (i) and (ii) above in immediately available funds to the account designated by the Company, and the Company shall transfer the corresponding Company Shares as set forth in (i) and (ii) above, free and clear of encumbrances other than those set forth in this Agreement together with all legal and beneficial rights accruing to such Company Shares on the date of transfer. The Company shall deliver the Company Shares in book entry form, with duly endorsed stock certificates, registered in the name(s) designated by the Investor or its nominee(s) in accordance with its delivery instructions or to a custodian(s) designated by the Investor, as applicable.

(c) Closing Dates. The Share Closing Date for the Primary Placement shall be the Business Combination Closing Date. The Company shall have the discretion to designate the closing date or dates for each tranche of the Secondary Placement it elects to exercise, if any (the closing date for the Primary Placement and each closing date for the Secondary Placement to be referred to as a “Share Closing Date”). The Share Closing Date for the Secondary Placement may only occur during the period beginning on the Business Combination Closing Date through three months following the Business Combination Closing Date. The Company shall issue to the Investor notice in writing at least three business days prior to the Share Closing Date for the Primary Placement and at least ten business days prior to each Share Closing Date for the Secondary Placement, in each case, specifying the number of Company Shares to be sold on such Share Closing Date and the aggregate purchase price for such Company Shares.

(d) Shareholder Approval. This Agreement shall be conditioned upon the approval of the Company’s board of directors (the “Board”) and the sale of any Placement Shares hereunder shall be conditioned upon the approval by the Company shareholders of the issuance of Placement Shares in excess of 20% of the number of issued and outstanding Company Shares. This Agreement shall be further conditioned upon the approval of the Business Combination by the Company shareholders.

(e) Legends. Each book entry for the Placement Shares shall contain a notation, and each certificate (if any) evidencing the Placement Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS. THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN FORWARD PURCHASE AGREEMENT BY AND AMONG THE HOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(f) Legend Removal. When the Placement Shares are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act, then, at the Investor’s request, the Company will cause the Company’s transfer agent to remove the legend set forth in Section 1(e) hereof. In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Placement Shares without any such legend.

II.	Representations and Warranties of the Investor. The Investor represents and warrants to the Company as follows, as of the date hereof:

(a) Organization and Power. The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. The Investor has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Investor, will constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights (as defined below) may be limited by applicable federal or state securities laws.

(c) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Investor in connection with the consummation of the transactions contemplated by this Agreement.

(d) Compliance with Other Instruments. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Investor, in each case (other than clause (i)), which would have a material adverse effect on the Investor or its ability to consummate the transactions contemplated by this Agreement.

(e) Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor’s representation to the Company, which by the Investor’s execution of this Agreement, the Investor hereby confirms, that the Placement Shares to be acquired by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and that the Investor has no present intention of selling, granting any participation in or otherwise distributing the same in violation of law. By executing this Agreement, the Investor further represents that the Investor does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Placement Shares. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f) Disclosure of Information. The Investor has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Placement Shares, as well as the terms of the Business Combination, with the Company’s management.

(g) Restricted Securities. The Investor understands that the offer and sale of the Placement Shares to the Investor has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that the Placement Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Placement Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor acknowledges that the Company has no obligation to register or qualify the Placement Shares for resale, except as shall be agreed between the Investor and the Company (the “Registration Rights”) within five (5) business days of the Effective Date. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements, including, but not limited to, the time and manner of sale, the holding period for the Placement Shares and on requirements relating to the Company that are outside of the Investor’s control and that the Company is under no obligation and may not be able to satisfy.

(h) High Degree of Risk. The Investor understands that its agreement to purchase the Placement Shares involves a high degree of risk, which could cause the Investor to lose all or part of its investment.

(i) Accredited Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(j) No General Solicitation. Neither the Investor, nor any of its officers, directors, employees, agents, stockholders or partners, has either directly or indirectly, including through a broker or finder (i) engaged in any general solicitation or (ii) published any advertisement in connection with the offer and sale of the Placement Shares.

(k) Residence. The Investor’s principal place of business is the office or offices located at the address of the Investor set forth on the signature page hereof.

(l) Adequacy of Financing. The Investor has available to it sufficient funds to satisfy its obligations under this Agreement.

(m) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Investor nor any person acting on behalf of the Investor nor any of the Investor’s affiliates (the “Investor Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Investor and the transactions contemplated hereby, and the Investor Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Investor Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”).

III.	Representations and Warranties of the Company. The Company represents and warrants to the Investor as follows:

(a) Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing as a corporation under the laws of the British Virgin Islands and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted (including following the Business Combination). The Company has no subsidiaries.

(b) Capitalization. As of the date hereof, the authorized share capital of the Company consists of 28,652,125 Company Shares, 28,652,125 of which are issued and outstanding. All of the outstanding Company Shares have been duly authorized, are fully paid and non-assessable, and were issued in compliance with all applicable federal and state securities laws. As of the Business Combination Closing Date, the authorized share capital of the Company will consist of 96,279,872 Company Shares, 89,164,966 of which will be issued and outstanding (assuming zero redemptions, 7,000,000 Placement Shares are issued pursuant to the Primary Placement and no Placement Shares are issued pursuant to the Secondary Placement).

(c) Authorization. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(d) Valid Issuance of Securities.

(i) The Placement Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and non-assessable, and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issuance thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Investor. Assuming the accuracy of the representations of the Investor in this Agreement and subject to the filings described in Section 3(e) below, the Placement Shares will be issued in compliance with all applicable federal and state securities laws.

(ii) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(e) Governmental Consents and Filings. Assuming the accuracy of the representations made by the Investor in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable state securities laws, if any, and pursuant to the Registration Rights.

(f) Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the Company’s certificate of incorporation, bylaws or other governing documents of the Company, (ii) of any instrument, judgment, order, writ or decree to which the Company is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(g) Foreign Corrupt Practices. Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(h) Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(i) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(j) No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or stockholders has either directly or indirectly, including through a broker or finder (i) engaged in any general solicitation or (ii) published any advertisement in connection with the offer and sale of the Placement Shares.

(k) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, this offering or the Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Investor in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Investor Parties.

IV.	Registration Rights; Transfer.

(a) Registration. The terms of the Registration Rights applicable to the Investor shall be incorporated herein upon agreement between the Company and the Investor as provided in Section 2(g).

(b) Transfer. This Agreement and all of the Investor’s rights and obligations hereunder (including the Investor’s obligation to purchase the Placement Shares) may be transferred or assigned, at any time and from time to time, with the written approval of the Company (not to be unreasonably withheld, delayed or conditioned), to one or more third parties (each such transferee, a “Transferee”). Upon any such assignment:

(1) the applicable Transferee shall execute a signature page to this Agreement, substantially in the form of the Investor’s signature page hereto (the “Joinder Agreement”), which shall reflect the number of Placement Shares to be purchased by such Transferee (the “Transferee Securities”), and, upon such execution, such Transferee shall have all the same rights and obligations of the Investor hereunder with respect to the Transferee Securities, and references herein to the “Investor” shall be deemed to refer to and include any such Transferee with respect to such Transferee and to its Transferee Securities; provided, that any representations, warranties, covenants and agreements of the Investor and any such Transferee shall be several and not joint and shall be made as to the Investor or any such Transferee, as applicable, as to itself only; and

(2) upon a Transferee’s execution and delivery of a Joinder Agreement, the number of Placement Shares to be purchased by the Investor hereunder shall be reduced by the total number of Placement Shares to be purchased by the applicable Transferee pursuant to the applicable Joinder Agreement, which reduction shall be evidenced by the Investor and the Company amending Schedule A to this Agreement to reflect each transfer and updating the “Number of Placement Shares” and “Aggregate Purchase Price for Placement Shares” on the Investor’s signature page hereto to reflect such reduced number of Placement Shares, and the Investor shall be fully and unconditionally released from its obligation to purchase such Transferee Securities hereunder. For the avoidance of doubt, this Agreement need not be amended and restated in its entirety, but only Schedule A and the Investor’s signature page hereto need be so amended and updated and executed by each of the Investor and the Company upon the occurrence of any such transfer of Transferee Securities.

V.	Additional Agreements and Acknowledgements of the Investor.

(a) Trust Account.

(1) The Investor hereby acknowledges that it is aware that the Company established a trust account at the National Bank of Canada in connection with its IPO (the “Trust Account”) for the benefit of the holders of the Public Units. The Investor, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company (other than with respect to any distributions it may be entitled to as a Company shareholder).

(2) The Investor hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future. In the event the Investor has any Claim against the Company under this Agreement, the Investor shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account.

(b) Voting.

(1) The Investor hereby agrees that if the Company seeks stockholder approval of the Business Combination, then, in connection with the Business Combination, the Investor shall vote any Company Shares owned by it in favor of the Business Combination.

(2) Subsequent to the Business Combination Closing, the Investor shall be entitled to nominate one member to the Board beginning immediately following the Business Combination Closing in the event that Adnan Ghabris is not otherwise nominated to the Board. This right shall continue until the Investor beneficially owns less than 50% of the total number of Company Shares that Investor was entitled to acquire pursuant to Section I(a) and (b) of this Agreement. The Company agrees that the director nominated by the Investor shall serve for an initial one-year term and shall not be up for re-election until the annual shareholder meeting of the Company in 2019. The Company agrees that the individual nominated by the Investor shall be approved by the Board’s nominating committee (or equivalent body, if any) and shall be supported by the Board in any shareholder election in which such director is up for re-election to the Board.

(c) No Short Sales. The Investor hereby agrees that it will not, nor will any person or entity acting on its behalf or pursuant to any understanding with it, engage in any Short Sales with respect to securities of the Company prior to the Business Combination Closing. For purposes of this Section 4(c), “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

VI. Listing. The Company will use commercially reasonable efforts to effect and maintain the listing of the Company Shares (including the Placement Shares) on the Nasdaq Capital Market (or another national securities exchange reasonably acceptable to the Investor).

VII.	Closing Conditions.

(a) The obligation of the Investor to purchase the Placement Shares at the applicable Share Closing Date shall be subject to the fulfillment, at or prior to such Share Closing Date, in addition to the conditions specified in Section 1(d) herein, of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Investor:

(1) The Business Combination shall be consummated substantially concurrently with the Share Closing Date for the Primary Placement, and the Business Combination shall have been consummated substantially concurrently with or prior to any Share Closing Date for the Secondary Placement;

(2) The representations and warranties of the Company set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the applicable Share Closing Date, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement;

(3) The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable Share Closing Date; and

(4) No order, writ, judgment, injunction, decree, determination or award shall have been entered by or with any governmental, regulatory or administrative authority or any court, tribunal or judicial or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Investor of the Placement Shares.

(b) The obligation of the Company to sell the Placement Shares on the applicable Share Closing Date shall be subject to the fulfillment, at or prior to the applicable Share Closing Date, of each of the following conditions, any of which, to the extent permitted by applicable law, may be waived by the Company:

(1) The Business Combination shall be consummated substantially concurrently with the Share Closing Date for the Primary Placement, and the Business Combination shall have been consummated substantially concurrently with or prior to any Share Closing Date for the Secondary Placement;

(2) The representations and warranties of the Investor set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the applicable Share Closing Date, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Investor or its ability to consummate the transactions contemplated by this Agreement;

(3) The Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the applicable Share Closing Date; and

(4) No order, writ, judgment, injunction, decree, determination or award shall have been entered by or with any governmental, regulatory or administrative authority or any court, tribunal or judicial or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Investor of the Placement Shares.

(c) If the Company elects to sell Company Shares pursuant to Section I(b)(i) or Section I(b)(ii) and the conditions in Section VII(a) and Section VII(b) are satisfied with respect to such election by the Company to sell Company Shares, in the event that Investor delivers to the Company on the applicable Share Closing Date an amount that is less than the amount required to purchase all of such Company Shares that the Company has elected to sell (a “Payment Breach”), then:

(1) the Investor’s nominating rights under Section V(b) shall terminate; and

(2) the Company shall issue to Investor only the number of Company Shares for which the Investor has delivered sufficient funds at the applicable purchase price per share, which for the avoidance of doubt, shall be zero Company Shares if Investor elects not to deliver any funds on the Share Closing Date (the foregoing clauses (1) and (2), the “Liquidated Damages”).

The parties intend that the Liquidated Damages constitute compensation, and not a penalty. The parties acknowledge and agree that the Company’s harm caused by a Payment Breach would be impossible or very difficult to accurately estimate as of the Effective Date and that the Liquidated Damages are a reasonable estimate of the anticipated or actual harm that might arise from a Payment Breach. The performance of the Liquidated Damages is Investor’s sole liability and entire obligation and the Company’s exclusive remedy for any Payment Breach.

VIII.	Termination. This Agreement may be terminated at any time prior to any Share Closing Date:

(a) by mutual written consent of the Company and the Investor;

(b) automatically

(1) if no Share Closing Date has taken place within one (1) year after the date hereof; or

(2) if the Company becomes subject to any voluntary or involuntary petition under the United States federal bankruptcy laws or any state or foreign insolvency law, in each case which is not withdrawn within sixty (60) days after being filed, or a receiver, fiscal agent or similar officer is appointed by a court for the business or property of the Company, in each case which is not removed, withdrawn or terminated within sixty (60) days after such appointment;

or

(3) such date and time as the NPS Agreement or any of the GES Agreements is terminated in accordance with its terms or the Company announces that either the NPS Combination or the GES Combination will not be consummated.

In the event of any termination of this Agreement pursuant to this Section 8, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Investor or the Company and their respective directors, officers, employees, partners, managers, members or stockholders, and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 8 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

IX.	General Provisions.

(a) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and, if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: National Energy Services Reunited Corp., 777 Post Oak Blvd., Suite 800, Houston, Texas 77056, with a copy to the Company’s counsel at 1300 Post Oak Blvd, Suite 2400, Houston, TX, 77046, Attention: LooperGoodwine PC. All communications to the Investor shall be sent to the Investor’s address as set forth on the signature page hereof or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 9(a).

(b) No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Business Combination.

(d) Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitute the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e) Successors. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party. Notwithstanding anything to the contrary in the foregoing, it is expressly agreed that MEA shall have the right, exercisable at any time and from time to time in MEA’s sole and absolute discretion, to assign up to $20,000,000 of the amount to be funded pursuant Section I(a) to one or more other parties (each, an “Assignee”). Each Assignee shall have all the rights and obligations of MEA with respect to such purchase of Company Shares in the amount assigned to such Assignee, except that no Assignee shall have any rights under Section V(b)(2). Immediately upon notification of the Company by MEA of such assignment, MEA shall be released of any liability for the obligation to fund the amount assigned to Assignee, and MEA shall be issued Company Shares in respect of the amounts actually funded by MEA, in the same manner as set forth in Section VII(c). Any such notification by MEA to the Company with respect to an assignment described above shall specify to whom the Company shall issue the Company Shares upon payment therefor. MEA shall not bear any responsibility for any assigned funding due to any failure to notify or defect in any notification to the Company.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h) Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i) Governing Law. This Agreement, the entire relationship of the parties hereto and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(j) Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York and (c) hereby waive, and agree not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k) Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(l) Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and the Investor.

(m) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n) Expenses. Each of the Company and the Investor will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of its agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent, stamp taxes and all fees of The Depository Trust Company associated with the issuance and sale of the Placement Shares.

(o) Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty or covenant.

(p) Waiver. No waiver by any party hereto of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q) Specific Performance. The Investor agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the Investor in accordance with the terms hereof and, other than as provided in Section VII(c) with respect to a Payment Breach, that the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

INVESTOR:

MEA Energy Investment Company 2 Ltd.

By:	/s/ Michael Raynes
Name:	Michael Raynes
Title:	Director

Address for Notices:

c/o Waha Capital PJSC, Etihad Towers, Tower 3, 42nd and 43rd Floors, PO Box 28922, Abu Dhabi, United Arab Emirates

E-mail:	michael.raynes@wahacapital.ae

COMPANY:

NATIONAL ENERGY SERVICES REUNITED CORP.

By:	/s/ Sherif Foda
Name:	Sherif Foda
Title:	Chief Executive Officer

SCHEDULE A

SCHEDULE OF TRANSFERS OF PLACEMENT SHARES

The following transfers of a portion of the original number of Placement Shares have been made:

Date of Transfer	Transferee	Number of Placement Shares Transferred	Investor Revised Placement Share Amount

TO BE EXECUTED UPON ANY ASSIGNMENT OF PLACEMENT SHARES:

Schedule A as of [●], 201[●], accepted and agreed to as of this [ ● ] day of [ ● ], 201[ ● ] by:

[NAME OF INVESTOR]	[NAME OF COMPANY]

By:	By:

Name:	Name:

Title:	Title: